Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended June 30, 2003

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Eliminations	Total

Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	(1,766,528)	—	(118,584)	—	1,885,112	—

Total Revenue	—	—	—	—	—	—	(1,766,528)	—	(118,584)	—	1,885,112	—

Operating Expenses	1,834,589	—	2,390	414	—	—	—	—	—	—	—	1,837,393
Salaries, Wages, and Benefits	1,426,770	—	1,834	12,116	—	—	—	—	—	—	—	1,440,720
Purchased Transportation	9,459	—	1,697	—	—	—	—	—	—	—	—	11,156
Operating Taxes and Licensing	95,905	—	(4,935)	—	—	—	(8,915)	—	(104,207)	—	—	(22,152)
Claims and Insurance	95,984	—	—	—	—	—	87,196	—	11,163	—	—	194,343
Rents	15,556,752	—	(180)	—	—	—	—	—	—	—	1,885,112	17,441,684
Depreciation	9,709	—	—	1,218	73	—	—	—	—	—	—	11,000
Amortization	154,145	—	—	875,119	—	—	—	—	—	—	—	1,029,264
Other G&A Expense	2,482,763	—	7,828	(897,970)	3,240	—	39,692	—	64,272	—	—	1,699,825
(Gain)/Loss on Sales of Assets	13,215,103	—	369,571	9,103	150,963	—	(4,138,602)	—	(351,841)	—	—	9,254,297

Total Operating Expenses	34,881,179	—	378,205	—	154,276	—	(4,020,629)	—	(380,613)	—	1,885,112	32,897,530

Operating Income (Loss)	(34,881,179)	—	(378,205)	—	(154,276)	—	2,254,101	—	262,029	—	—	(32,897,530)
Other Interest Expense	(200,000)	—	—	—	—	—	(650,188)	—	(85,097)	—	—	(935,285)

Interest Expense	(200,000)	—	—	—	—	—	(650,188)	—	(85,097)	—	—	(935,285)
Temporary Investment Interest	27	—	—	—	—	—	13,245	—	1,553	—	—	14,825
Affiliate Interest Income	—	—	—	—	22,494	—	—	—	—	—	—	22,494
Other Interest Income	71,747	—	—	—	—	—	—	—	—	—	—	71,747

Interest Income	71,774	—	—	—	22,494	—	13,245	—	1,553	—	—	109,066
Debt Expense	(310,937)	—	—	—	—	—	(1,960,895)	—	(283,907)	—	—	(2,555,739)
Other Miscellaneous, Net	(125,205)	—	579	—	—	—	—	—	—	—	—	(124,626)

Income (Loss) Before Taxes	(35,445,547)	—	(377,626)	—	(131,782)	—	(343,737)	—	(105,422)	—	—	(36,404,114)
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	1,003,071	—	—	—	—	—	—	—	—	—	—	1,003,071
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	1,003,071	—	—	—	—	—	—	—	—	—	—	1,003,071
Net Income (Loss)	$(36,448,618)	$—	$(377,626)	$—	$(131,782)	$—	$(343,737)	$—	$(105,422)	$—	$—	$(37,407,185)